SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement                |_| Confidential, For Use of the
                                                   Commission Only (as permitted
|_| Definitive Proxy Statement                     by Rule 14a-6(e)(2))

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  VIDAMED, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (1) Aggregate number of securities to which transaction applies:

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     (1) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (1) Proposed maximum aggregate value of transaction:

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     (1) Total fee paid:

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     |_| Fee paid previously with preliminary materials:

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     |_| Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount previously paid:

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     (1) Form, Schedule or Registration Statement no.:

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     (1) Filing Party:

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     (1) Date Filed:

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                                  VIDAMED, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1999


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of VidaMed, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 3, 1999 at 10:00 a.m., local time (the "Annual Meeting"), at the Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035 for the following purposes:

1. To  approve  an  amendment  to  the   Company's   Restated   Certificate   of
Incorporation. To increase the number of authorized common shares.

2. To elect five directors to serve for the ensuing year and until their successors are elected.

3. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares to a new total of 600,000 shares.

4. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,200,000 shares to a new total of 5,500,000 shares.

5. To approve an amendment to the Company's 1995 Director Option Plan to eliminate the vesting provisions and to vest immediately any options granted pursuant to the plan.

6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

7. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on April 26, 1999 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.


                                                               Very truly yours,
                                                        /s/ David J. Illingworth
                                                            David J. Illingworth
                                           President and Chief Executive Officer


Fremont, California
April 30, 1999


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW

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YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                                      -4-

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                                  VIDAMED, INC.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of VidaMed, Inc. (the "Company" or "VidaMed") for use at the Annual Meeting of Stockholders to be held Thursday, June 3, 1999 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California , 95035. The telephone number at the meeting location is (408) 942-0400. The Company's telephone number at its principal executive offices is (510) 492-4900.

These proxy solicitation materials were mailed on or about April 30, 1999 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Stock Ownership

Stockholders of record of the Company's Common Stock at the close of business on April 26, 1999 are entitled to notice of, and to vote at, the Annual Meeting. As of March 31, 1999, 20,479,770 shares of the Company's Common Stock, $0.001 par value (the "Common Stock") were issued and outstanding and held of record by approximately 288 stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 (Attention: Proxy Department) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances which are not applicable to this Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for the purposes of determining the presence of a quorum but the Company will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions have the same effect as negative votes. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for approval of amendment to restated certificate of incorporation, for the election of directors, for approval of the amendment to the 1995 Employee Stock Purchase Plan and reservation of an additional 200,000 shares for issuance thereunder, for approval of the amendment to the 1992 Stock Plan and reservation of an additional 1,200,000 shares for issuance there-under, for the approval of the amendment to the 1995 Director Option Plan to eliminate the vesting provisions and to vest immediately any options granted pursuant to the plan, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present or represented for determining the presence of a quorum for the

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meeting,  but will not be considered as present with respect to that matter. The
Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements under Delaware law concerning voting of shares and determination of a quorum.

Solicitation Expenses

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Deadline for Receipt of Stockholder Proposals for 2000 Annual Meeting

Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 annual meeting of stockholders must be received by the Company no later than December 10, 1999 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

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                                 PROPOSAL NO. 1:

                APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
                                  INCORPORATION


         The Company's Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that authorized capital stock shall consist of 30,000,000 shares of Common Stock, $0.001 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"). On February 26, 1999, the Company's Board of Directors approved an amendment to the Certificate (the "Amendment") to increase the number of shares of Common Stock authorized for issuance under the Certificate by 30,000,000 to a total of 60,000,000 shares. As more fully described below, the proposed Amendment is intended to provide the Company flexibility to meet future needs for unreserved Common Stock. The affirmative vote of holders of a majority of shares of Common Stock represented at the meeting is necessary to approve the Amendment. The Board of Directors recommends that stockholders vote FOR approval of the Amendment. If approved by the Company's shareholders, the first paragraph of Article IV of the Restated Certificate of Incorporation of VidaMed, Inc. would be amended to read in its entirety as follows:

         The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 65,000,000 shares. The number of shares of Common Stock authorized is 60,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

         The reasons for and the possible effects of the amendment to the Certificate and certain information regarding the Certificate are set forth below.

         Reasons for Amendment. The Company's number of authorized shares of Common Stock has remained at 30,000,000 since the last increase in the authorized number of shares which was approved by the stockholders and effected in June 20, 1995. Since that time, the company's market capitalization has increased from approximately $23,172,500 to approximately $61,439,310 as of March 31, 1999.

         As of March 31, 1999, 20,479,770 shares of Common Stock, par value $0.001 per share, were issued and outstanding and 4,432,197 were reserved for issuance under the Company's stock option plans, leaving only 5,088,033 shares of Common Stock available for future issuance. The number of shares remaining available is not considered adequate for the Company's future possible requirements.

         The Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. In particular, the Company's Board of Directors believes that the current number of authorized shares needs to be increased to provide the flexibility to effect other possible actions such as financings, corporate mergers, acquisitions of property, establishing strategic relationships with corporate partners, employee benefit plans and for other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for financing, corporate mergers, acquisitions of property, establishment of strategic relationships with corporate partners, employee benefit plans or other general corporate purposes. Having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

         The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company. If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of the State of

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


Delaware. Stockholder approval may be required if it is proposed that any such shares are to be added to the number of shares reserved for issuance under the company's option plans, in compliance with applicable rules and laws.

         Possible Effects of the Amendment. If the proposed Amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of stockholders of the Company, except as provided under the Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

         In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

         The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

                 The Board of Directors recommends a vote "FOR" the Amendment to the Company's Restated Certificate of Incorporation.


                                 PROPOSAL NO. 2:

                              ELECTION OF DIRECTORS

A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. All nominees are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holders making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

The Board of Directors recommends a vote FOR the nominees listed below:

David J. Illingworth
Franklin D. Brown
Robert Erra
Wayne I. Roe
Michael H. Spindler

Mr. Illingworth, age 45, became Chairman of the Board, President and Chief Executive Officer of the Company on April 6, 1998. He has served as a director of the Company since February 1998. From January 1993 through March 1998, Mr. Illingworth held various positions with Nellcor Puritan Bennett, Inc., a wholly owned subsidiary of Mallinckrodt Inc., most recently serving as Executive Vice President and President, Alternative Care Business. Prior to

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joining Nellcor,  Mr.  Illingworth spent 15 years with General Electric in their medical systems business. Mr. Illingworth serves as a director of Somnus Medical Technologies, Inc. He holds a B.S. in Engineering from Texas A&M University.

Mr. Brown, age 55, has served as a director of the Company since December 1997. Mr. Brown is currently President and Chief Executive Officer of Endologix, Inc. From October 1997 until he joined Endologix, Inc. in 1998, he was Chairman and President of FDB Healthcare Consulting. From October 1994 to September 1997, Mr. Brown served as Chairman of the Board, President and Chief Executive Officer of Imagyn Medical, Inc. Mr. Brown serves on the boards of directors of Radiance Medical Systems, Inc., Qualisys Diagnostic, Inc., Bridge Medical, Inc. and Xillix Technologies, Inc. He holds a B.S. degree from Western Michigan University and an MBA from University of Michigan.

Mr. Erra, age 56, has served as a director of the Company since December 1997. Mr. Erra has been a partner of MCG HealthCare, a health care consulting firm, since November 1993. He is currently a director of both Edix Corp. and Hospitalists, Inc. He holds a B.A. in Finance from Pace University.

Mr. Roe, age 49, has served as a director of the Company since May 1997. Mr. Roe has been Chairman at Covance Health Economics and Outcomes Services, Inc. (formerly, Health Technology Associates, Inc. since 1989. Mr. Roe holds a B.A. in Economics from Union College, an M.A. in Economics from the University of Maryland, and an M.A. in Political Economics from the State University of New York at Albany.

Mr. Spindler, age 56, has served as a director of the Company since October 1994. Since February 1996, he has served as President of Esquisse, Inc. From June 1993 to February 1996, Mr. Spindler served as President and Chief Executive Officer of, and as a director of, Apple Computer, Inc., with which he was affiliated for 16 years. Mr. Spindler has also held positions at Schlumberger AG, Siemens AG, Intel Corporation and Digital Equipment Corporation. Mr. Spindler holds a B.S. in Electrical Engineering from Rheinische Fachhochschule, Cologne, Germany.

There are no family relationships among directors or executive officers of the Company.

Vote Required

The five nominees for director receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

               The Board of Directors recommends a vote "FOR" all
                          of the nominees listed above.

Board Meetings and Committees

The Board of Directors of the Company held a total of seven meetings during the year ended December 31, 1998. Wayne Roe attended fewer than 75 percent of the meetings of the Board of Directors. No other nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of the committees on which such person served. The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, grants stock options and stock awards to employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Michael Spindler and Robert Erra, held four meetings during 1998.

The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which was composed of John Scibelli and Franklin Brown through December 14, 1998 and Robert Erra and Michael Spindler for the remainder of 1998, held

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


one meeting during 1998. Mr. Scibelli resigned from the Board as of December 14, 1998. Messrs. Erra and Spindler currently serve on the Audit Committee.

The Nominating Committee evaluates candidates for board membership and makes recommendations regarding such evaluations to the Board. The Nominating Committee, which was composed of Wayne Roe and James Heisch through April, 1998 and Mr. Roe and David Illingworth for the remainder of 1998, held one meeting during 1998. Messrs. Roe and Illingworth currently serve on the Nominating Committee. The Nominating Committee does not accept nominations for candidates for board membership from stockholders.


                                 PROPOSAL NO. 3:

               AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

The Company proposes to amend the Purchase Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares to a new total of 600,000 shares. The essential features of the Purchase Plan are set forth below.

Status of Shares. As of February 28, 1999, 166,181 shares had been issued under the Purchase Plan and 233,819 shares remained available for issuance under the Purchase Plan as of such date. If the proposed amendment to the Purchase Plan is approved, an additional 200,000 shares of Common Stock will be available for issuance pursuant to the Purchase Plan.

Operation of the Purchase Plan. Under the Purchase Plan, the Company withholds a percentage of each salary payment to participating employees over certain offering periods. The Purchase Plan is currently implemented by overlapping twenty-four month offering periods which commence on January 1 and July 1 of each year. Each such offering period is divided into four six-month purchase periods. On the last business day of each purchase period, the funds withheld are applied to the purchase of shares of Common Stock unless such participating employee withdraws from the offering period prior to such purchase date. To the extent permitted by Rule 16b-3 of the Securities Exchange Act, if the fair market value of the Common Stock on the last day of the purchase period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participating employees in such offering period shall be automatically withdrawn from such offering period immediately after the stock purchase on the last day of the purchase period and automatically re-enrolled in the immediately following offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

Eligibility; Administration. Employees are eligible to participate in the Purchase Plan if they are employed by the Company on a given Enrollment Date. Payroll deductions may not exceed 15% of an employee's compensation, which under the Purchase Plan is defined as base straight time gross earnings plus overtime and commissions. No employee may purchase more than $25,000 worth of stock in any calendar year. The Purchase Plan is currently administered by the Board of Directors.

Purchase Price; Market Value. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the common Stock on the first day of the applicable offering period or the last day of each purchase period, whichever is lower.

Amendment and Termination. The Board of Directors may amend the Purchase Plan from time to time or may terminate it or any purchase period or offering period under it, without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments to the extent and in the manner required by such law or regulation. In the event of a merger or sale of substantially all of the assets of the Company, the Board may shorten the offering period or permit the assumption of outstanding rights to purchase Common Stock. The Purchase Plan will terminate in April 2005 unless earlier terminated by the Board.

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


Federal Income Tax Information Regarding Purchase Plan Transactions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, the amount of which will depend in part on how long the shares are held by the participant. If the date upon which the shares are sold or otherwise disposed of is more than two years from the first day of the applicable offering period or more than one year after the date upon which the shares were purchased, whichever is the longer period (the "holding period"), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

The foregoing is not intended to be, and should not be construed to be, an exhaustive analysis or treatment of the tax consequences relating to stock purchases pursuant to the Purchase Plan or resales of such stock. For instance, the treatment of such transactions under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

                 The Board of Directors recommends a vote "FOR"
             The amendment of the 1995 Employee Stock Purchase Plan


                                 PROPOSAL NO. 4:

                        AMENDMENT TO THE 1992 STOCK PLAN

The Company's 1992 Stock Plan (the "Stock Plan") allows the Company to grant to employees, including directors who are employees, and to consultants options to purchase the Company's Common Stock.

The Company proposes to amend the Stock Plan to increase the number of shares reserved for issuance thereunder by 1,200,000 shares for a new total of 5,500,000 shares. The principal purpose of the increase is to provide a sufficient reserve for option grants to current employees and to potential new employees. The essential features of the Stock Plan are set forth below:

Status of Shares. As of December 31, 1998 a total of 4,300,000 shares of Common Stock have been reserved for issuance under the Stock Plan. As of December 31, 1998, 700,575 shares had been issued upon the exercise of stock options granted under the Stock Plan, 3,524,881 options were outstanding and 74,544 shares remained available for future grants.

Eligibility; Administration. Under the Stock Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") nonemployees may be granted "non-statutory stock options" not intended to qualify under such statute. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors which determines the terms of stock purchase rights and options granted, including the exercise price, the number of shares subject to the option and the options' exercisability.

Exercise Price; Market Value. The exercise price of incentive stock options under the Stock Plan must at least equal the fair market value of the Common Stock on the date of grant, while the exercise price of nonstatutory options must at least equal 85% of such market value. Payment of the exercise price may be made in cash, promissory note, shares of Common Stock or certain other consideration.

Exercisability. The exercisability and vesting provisions for options granted under the Stock Plan are determined by the Compensation Committee of the Board of Directors. The Compensation Committee has generally made options granted under the Stock Plan exercisable at a rate of one-fourth of the shares of stock subject to the option one year after the grant date and, then, one forty-eighth of the shares of stock subject to option at the end of each month thereafter, until the option is fully vested. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

Amendment and Termination. The Board of Directors may at any time amend, alter, suspend or discontinue the Stock Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Stock Plan amendment in such a manner and to such a degree as required.

Change of Control. In the event of a change in control of the Company, including a merger or sale of substantially all of the Company's assets (a "change of control"), outstanding options held by executive officers will become fully exercisable and vested upon such change in control.

Federal Income Tax Information Regarding Stock Options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% stockholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

The foregoing is not intended to be, and should not be construed to be, an exhaustive analysis or treatment of the tax consequences relating to stock options issued pursuant to the Stock Plan.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

                 The Board of Directors recommends a vote "FOR"
                        Amendment of the 1992 Stock Plan

                                 PROPOSAL NO. 5:

                   AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN

The Company's 1995 Director Option Plan (the "Director Plan") provides for automatic stock option grants to nonemployee directors of the Company. The Director Plan was adopted by the Board of Directors in March 1995 and was approved by the stockholders in April 1995. As of March 31, 1999, 96,676 options have been granted pursuant to the Director Plan. The Company has been advised by its counsel that, in accordance with recently issued accounting guidance, an unintended and potentially adverse accounting treatment could result from imposing vesting schedules on options granted to nonemployee directors. The Director Plan permits the Board of Directors to amend the Director Plan from time to time (but not more frequently than once every six months), without approval of the stockholders. Pursuant to its authority under the Director Plan, the Board of Directors is amending the Director Plan in the interest of mitigating any adverse accounting treatment.

The Board of Directors has adopted an amendment to the Director Plan, and recommends that the stockholders approve the amendment, to eliminate the vesting schedules applicable to options granted under the Director Plan, with respect to those to be granted in the future. In the event that the stockholders do not approve this amendment, the Board of Directors will reconsider this amendment.

         Purpose of the Director Plan. The Board of Directors adopted the Director Plan to attract and retain the best available personnel for service as outside directors, to provide additional incentive to the Company's outside directors to continue to serve as directors and to improve the efficiency of granting and administering stock options to the nonemployee directors of the Company.

         Eligibility; Administration. Under the Director Plan, nonemployee Directors are granted automatic "non-statutory stock options" not intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each nonemployee director who was already a director of the Company at the time that the Director Plan was adopted, was automatically granted a non-statutory option to purchase 13,334 shares of Common Stock on the date the Director Plan was adopted. Thereafter, each nonemployee director who has been elected to the Board of Directors since the Director Plan was adopted (or may join the Board of Directors in the future), either through election by the stockholders or appointment by the Board to fill a vacancy has been (or will be, as the case may be) automatically granted a non-statutory option to purchase 13,334 shares of Common Stock on the date on which such person first becomes a director (the "Initial Grant"). In addition to the Initial Grant, on the first business day of each calendar year, each nonemployee director, who has then served on the Board of Directors for at least six months, will automatically receive an additional non-statutory option to purchase 3,334 shares of Common Stock (the "Subsequent Grants"). The Director Plan is designed to be self-executing. All grants are automatic and grants are not made at the discretion of the Board of Directors. No director receives any additional compensation for administration of the Director Plan.

         Exercise Price; Market Value. The exercise price of stock options granted under the Director Plan must be at least equal to the last reported closing sale price (or the closing bid, if no sales were reported) of the Company's Common Stock on the date of grant. Payment of the exercise price may be made in cash, promissory notes, shares of Common Stock or certain other consideration. On January 4, 1999 (the date of the most recent automatic grant under the Director Plan), the closing price of the Company's Common Stock as reported by NASDAQ National Market was $2.625.

         Exercisability. The Director Plan currently provides that each Initial Grant vests on a cumulative monthly basis over a four-year period at 1/48th of the option per month, and each Subsequent Grant vests on a cumulative monthly basis over a three-year period at 1/36th of the option per month. The Board of Directors is amending the Director Plan to eliminate these vesting schedules. A nonemployee director will be immediately vested in 100% of any option granted pursuant to the Director Plan. All options granted pursuant to the Director Plan have a term of ten years (unless terminated sooner pursuant to the provisions of the Director Plan), but are exercisable by the optionee only so long as the optionee remains a Director.

         Federal Income Tax Information Regarding Stock Options. An optionee under the Director Plan will not recognize any taxable income upon the grant of the option. However, upon exercise of an option, the optionee will recognize ordinary income for tax purposes measured by the then-fair market value of the shares over the exercise price. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

         The foregoing is not intended to be, and should not be construed to be, an exhaustive analysis or treatment of the tax consequences relating to stock options issued pursuant to the Director Plan.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

                 The Board of Directors recommends a vote "FOR"
                   Amendment of the 1995 Director Option Plan


                                 PROPOSAL NO. 6:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stock-holders.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote the Annual Meeting is required for approval of this Proposal.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS:

                 The Board of Directors recommends a vote "FOR"
            the ratification of the appointment of Ernst & Young LLP
                    as independent auditors for the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of February 28, 1999, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                                    Approximate
Name and Address of Beneficial             Shares Beneficially       Percent of
Owner                                          Owned (1)              Total (2)
-----                                          ---------              ---------
Zesiger Capital Group LLC
320 Park Avenue
30th Floor
New York, NY  10022                           2,616,550               12.81%

Circle F Ventures, LLC
14988 North 78th Way
Suite 200
Scottsdale, AZ  85260                         1,368,928(3)             6.70%

Hayden R. Fleming
14988 North 78th Way
Suite 200
Scottsdale, AZ  85260                           415,200(3)             2.04%

David J. Illingworth                            236,156(4)             1.16%

Randy D. Lindholm                                14,797(5)               *

Richard D. Brounstein                            96,044(6)               *

John N. Hendrick                                237,148(7)             1.16%

James A. Heisch                                 410,463(12)            2.01%

Carol A. Chludzinski                             16,066(13)              *

Patricia S. Garfield                             70,277(14)              *

Franklin D. Brown
Endologix, Inc.
13700 Alton Parkway
Suite 164
Irvine, CA  92618                                 7,848(8)               *

Robert J. Erra
MCG Healthcare
608 2nd Avenue South
Suite 370
Minneapolis, MI  55402                            7,848(9)               *

Wayne Roe
Covance
1100 New York Avenue, N.W.
Suite 200E
Washington, D.C. 20005                           11,182(10)              *

Michael H. Spindler
Esquisse, Inc.
1717 Embarcadero Road
Palo Alto, CA  94303                             35,071(11)              *

All executive officers and directors          1,142,900                5.60%
as a group (11 persons)

*        Represents beneficial ownership of less than 1%

1. Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
2. Applicable percentage ownership is based on 20,420,032 shares of Common Stock outstanding as of February 28, 1999 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to the options currently exercisable, or exercisable with 60 days after February 28, 1999, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
3. In addition to those shares owned by Hayden R. Fleming individually, Mr. Fleming is the managing partner of Circle F Ventures, LLC and may be deemed to have sole voting power with respect to these shares.
4. Includes 22,823 shares held by Mr. Illingworth and options to purchase up to 213,333 shares exercisable within 60 days after February 28, 1999.
5. Represents 14,797 shares held by Mr. Lindholm (and no options exercisable within 60 days after February 28, 1999).
6. Includes 46,013 shares held by Mr. Brounstein and options to purchase up to 50,031 shares exercisable within 60 days after February 28, 1999.
7. Includes 51,163 shares held by Mr. Hendrick and options to purchase up to 185,985 shares exercisable within 60 days after February 28, 1999.
8. Includes 2,500 shares held by Mr. Brown and options to purchase up to 5,348 shares exercisable within 60 days after February 28, 1999.
9. Includes 2,500 shares held by Mr. Erra and options to purchase up to 5,348 shares exercisable within 60 days after February 28, 1999.
10. Includes 2,500 shares held by Mr. Roe and options to purchase up to 8,682 shares exercisable within 60 days after February 28, 1999.
11. Includes 3,000 shares held by Mr. Spindler and options to purchase up to 32,071 shares exercisable within 60 days after February 28, 1999.
12. Includes 59,376 shares held by Mr. Heish and options to purchase up to 351,087 shares exercisable within 60 days after February 28, 1999.
13. Includes 13,628 shares held by Ms. Chludzinski and warrants to purchase up to 2,438 shares exercisable within 60 days after February 28, 1999.
14. Includes 10,797 shares held by Ms. Garfield and options and warrants to purchase up to 59,480 shares exercisable within 60 days after February 28, 1999.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth certain information concerning the annual and long-term compensation paid or accrued by the Company for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996 of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers as of the end of fiscal 1998. Compensation information is included only for those years during which the named individual served as an executive officer of the Company.

                                                  Summary Compensation Table

                                                                                                  Long Term
                                                                                                 Compensation
            Name                                                                                    Awards          All
            And                                                                                Number of Stock     Other
     Principal Positions            Year       Salary           Severance       Bonuses            Options     Compensation(1)
     -------------------            ----       ------           ---------       -------            -------     ---------------
David Illingworth (2)               1998     $202,500(3)                       $155,000(4)        1,000,000
  President and Chief
  Executive Officer

James A. Heisch (5)                 1998       72,775(6)        230,000(7)        1,313(8)                           900
  President and Chief               1997      214,346                            20,000(9)           50,000        3,692
  Executive Officer                 1996      189,711                            20,000(10)         290,000        3,600

Randy D. Lindholm (11)              1998       83,333(12)                        75,000(13)         300,000        1,500
  Executive VP
  World Wide Sales & Marketing

Richard D. Brounstein               1998      150,000                                                50,000        3,600
  VP Finance & CFO                  1997       93,733(14)                                           100,000        2,400


John N. Hendrick                    1998      190,000                             1,125(15)          95,370        3,600
  VP and Chief Operating Officer    1997      184,481                             7,500(16)          35,000        3,646
                                    1996      175,000                             7,500(17)          65,000        3,600


Carol Chludzinski                   1998      140,000                            24,813(18)                        6,000
  Sr VP North American Sales        1997      157,419                            62,032(19)          20,000        6,154
                                    1996      110,000                            24,000(20)         120,000        4,938


Patricia Garfield                   1998       79,409(21)       116,563(22)                          15,000        2,100
  VP World Wide Marketing           1997      106,923(23)                                           100,000        3,225



    (1)  This column consists of automobile expenses paid for by the Company.
    (2)  Mr. Illingworth joined the Company as President and CEO in April 1998.
    (3) Had he been employed for all of calendar year 1998, Mr. Illingworth's annual salary would have been $270,000.
    (4) Mr. Illingworth's offer letter from the Company provided for a one time $30,000 signing bonus and forgivness of 50% of a loan in the amount of $250,000 upon commencement of employment.
    (5) Mr. Heisch resigned as President and Chief Executive Officer of the Company in April 1998.
    (6) Had he been employed for all of calendar year 1998, Mr. Heisch's annual salary would have been $230,000.
    (7) Mr. Heisch's separation agreement with the Company provided for $230,000 of severance compensation, paid during calendar year 1998. From April 6, 1999 through April 6, 2000, Mr. Heisch shall be eligible to receive up to an additional $230,000.

                                      -17-



    (8) Mr. Heisch received this bonus pursuant to a Company-wide Performance Bonus Program based upon aggregate sales during 1997.
    (9) Mr. Heisch's employee bonus was for his continuous service with the Company during 1997.
    (10) Mr. Heisch's employee bonus was for his continuous service with the Company during 1996.
    (11) Mr. Lindholm joined the Company as Executive VP, World Wide Sales & Marketing in July 1998.
    (12) Had he been employed for all of calendar year 1998, Mr. Lindholm's annual salary would have been $200,000.
    (13) Mr. Lindholm's offer letter from the Company provided for a one time signing bonus of $75,000 upon commencement of employment.
    (14) Mr. Brounstein joined the Company as Vice President, Finance and Chief Financial Officer in May 1997. Had he been employed for all of calendar year 1997, Mr. Brounstein's annual salary Would have been $140,000.
    (15) Mr. Hendrick received this bonus pursuant to a Company-wide Performance Bonus Program based upon aggregate sales during 1997.
    (16) Mr. Hendrick's employee bonus was for his continuous service with the Company during 1997.
    (17) Mr. Hendrick's employee bonus was for his continuous service with the Company during 1996.
    (18) Ms. Chludzinski received a $24,000 non-recoverable annual draw pursuant to the Company's Sales Incentive Compensation Program and she received $813 pursuant to a Company-wide Performance Bonus Program based upon aggregate sales during 1997.
    (19) Ms. Chludzinski's employee bonus was for her continuous service with the Company during 1997.
    (20) Ms. Chludzinski's employee bonus was for her continuous service with the Company during 1996.
    (21) Ms. Garfield resigned from the Company in July 1998. Had she been employed for all of calendar year 1998, Ms. Garfield's annual salary would have been $127,500.
    (22) Ms. Garfield's separation agreement with the Company provided for $116,563 of severance compensation, paid during calendar year 1998.
    (23) Ms. Garfield accepted the position of Vice President, World Wide Marketing in February 1997. Had she been employed for all of calendar year 1997, Ms. Garfield's annual salary would have Been $120,000.

Option Grants in Last Fiscal Year. The following table sets forth certain information concerning stock options granted during the calendar year ended
December 31, 1998 to the executive  officers  named in the Summary  Compensation
Table above. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

                                           OPTION GRANTS IN FISCAL 1998


                                                 Individual Grants
                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                             Number of         % of                                        Rates of Stock Price
                             Securities        Total        Exercise                         Appreciation for
                             Underlying       Options       or Base                            Option Term (1)
                              Options         Granted        Price       Expiration        -----------------------
         Name                 Granted         in 1998        ($/SH)         Date           5%($)            10%($)
         ----                 -------         -------        ------         ----           -----            ------
David J. Illingworth         500,000 (2)        26%           3.69         2/24/08      1,159,673         2,938,857
                             250,000 (3)        13%           4.25          4/6/08        727,154         1,842,762
                             250,000 (4)        13%           0.78         10/9/08        122,791           311,178

Randy D. Lindholm            200,000 (5)        10%           3.56          7/9/08        448,147         1,135,699
                             100,000 (4)         5%           0.78         10/9/08         49,116           124,471

John N. Hendrick              95,370 (4)         5%           0.78         10/9/08         46,842           118,708

Richard D. Brounstein         50,000 (4)         3%           0.78         10/9/08         24,558            62,236

Patricia S. Garfield          15,000 (6)         1%           4.25          1/1/08         40,092           101,601


(1) The potential realizable value is based on the term of the option at date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved. Gains are reported net of the option exercise price but before taxes associated with exercise.

(2) The shares subject to these options will vest on February 24, 1999 as to 12/48 of the total shares subject to these options, and will vest as to 1/48 th of the total shares at the end of each full month thereafter until all shares are fully vested.

(3) The shares subject to these options vested on April 6, 1999 as to 12/48 of the total shares subject to these options, and will vest as to 1/48 th of the total shares at the end of each full month thereafter until all shares are fully vested.

(4) The shares subject to these options will vest on October 9, 1999 as to 12/48 of the total shares subject to these options and will vest as to 1/48 th of the total shares at the end of each full month thereafter until all shares are fully vested.

(5) The shares subject to these options will vest on July 1, 1999 as to 12/48 of the total shares subject to these options and will vest as to 1/48 th of the total shares at the end of each full month thereafter until all shares are fully vested.

                                      -19-



(6) The shares subject to these options vested on January 1, 1999 as to 12/48 of the total shares subject to these options. Under a consulting agreement with the Company, upon her resignation the remaining shares will continue to vest as to 1/48 th of the total shares at the end of each full month thereafter through January 31, 2000.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to option exercises and year-end stock option values.

                            AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND
                                    FISCAL YEAR-END OPTION VALUES

                                                  Number of Shares            Value of Unexercised
                                                Underlying Unexercised            In-the-Money
                        Shares      Value            Options at                    Options at
                      Acquired on  Realized      December 31, 1998            December 31, 1998($)(6)
                      Exercise (#)  ($)(1)     Vested       Unvested         Vested        Unvested
                      ------------  ------     ------       --------         ------        --------
David J. Illingworth                                 0      1,000,000             0        507,875

James A. Heisch                                260,623        156,609(2)      4,599             26

Randy D. Lindholm                                    0        300,000             0        203,150

John N. Hendrick                               130,971        154,920(3)      3,763        199,851

Richard D. Brounstein                           29,688        120,312             0        101,575

Carol A. Chludzinski                            83,042         76,958(4)          0              0

Patricia S. Garfield                            45,833         69,167(5)          0              0


(1) No options were  exercised by the named  executive  officers  during  fiscal
1998.

(2) Mr. Heisch holds 231 shares of the Company's Common Stock that were purchased upon exercise of unvested options and are subject to repurchase at the option of the Company at the original issuance price. The Company's repurchase right lapses over the scheduled vesting period. Under a consulting agreement with the Company, Mr. Heisch will continue to vest in the shares of stock subject to the Company's repurchase right and in his stock options through April 6, 2000.

(3) Mr. Hendrick holds 810 shares of the Company's Common Stock that were purchased upon exercise of unvested options and are subject to repurchase at the option of the Company at the original issuance price. The Company's repurchase right lapses over the scheduled vesting period.

(4) Ms. Chludzinski resigned her position with the Company on January 18, 1999 and any stock options in which she had not vested as of that date have been cancelled.

(5) Under a consulting agreement with the Company, Ms. Garfield will continue to vest in her stock options through January 31, 2000 to vest in the shares of stock.

                                      -20-



(6) The numbers in these columns are calculated by determining the difference between the fair value of the securities underlying the options on December 31, 1998 ($2.8125 per share) and the exercise price (ranging from $0.781 per share to $4.813 per share).


Compensation of Directors

As of December 1998, the Company pays its nonemployee directors a fee of $1,500 per board meeting attended and $500 per committee meeting attended and reimburses each nonemployee director for travel expenses incurred in attending meetings. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1995 Director Option Plan, directors who are not employees of the Company receive automatic initial statement and annual stock option grants. The Company does not pay any director additional amounts for special assignments of the Board of Directors.

Option Repricing Report and Table (As presented in the Notice of Annual Meeting of Stockholders Held May 7, 1998)

      In May 1997 and September 1997, the Board of Directors, including the Compensation Committee thereof, authorized the exchange of certain stock options at the then fair market values of the Company's Common Stock. The Company and the Board of Directors took this action to retain employees due to intense competition for experienced personnel and to maintain momentum relating to the United States commercial launch of the Company's TUNA system for treatment of benign prostate hyperplasia. In particular, the competition for skilled sales and marketing personnel in the medical device industry has been, and is expected to continue to be, intense. In the judgment of the Board of Directors, including the Compensation Committee thereof, the disparity between the original exercise prices of the Company's outstanding stock options and the market price for the Common Stock at the time of the repricings did not provide a meaningful incentive or retention device to the employees holding those stock options. The Board, including the Compensation Committee, therefore determined that the repricing of stock options was in the best interests of the Company and its stockholders.

      In May 1997, options to purchase 866,250 shares of Common Stock at exercise prices ranging from $7.500 to $11.875 per share were exchanged for a like number of options at an exercise price of $6.875 per share. Participants in the May 1997 repricing were required to agree not to exercise their new options, except in the case of death, disability or involuntary termination of employment, for a period of one year (in the case of executive officers) and six months (in the case of all other employees). In September 1997, options to purchase 987,581 shares of Common Stock at exercise prices ranging from $6.250 to $6.875 per share were exchanged for a like number of options at an exercise price of $4.813 per share. Participants in the September 1997 repricing were required to agree not to exercise their new options, except in the case of death, disability or involuntary termination of employment, for a period of one year (in the case of executive officers) and six months (in the case of all other employees).

      The  following  table  sets  forth  certain   information   regarding  the
participation of the Named Executive Officers and other officers in the Company's repricing of stock options described above.

                                              TEN YEAR OPTION/SAR REPRICINGS

                                                               Market
                                              Number of        Price          Exercise                         Length of
                                             Securities      of Stock at      Price at                          Original
                                             Underlying        Time of         Time of                        Option Term
                                               Options/       Repricing       Repricing          New          Remaining at
                                                 SARs             or             or           Exercise          Date of
                                              Repriced or      Amendment      Amendment         Price         Repricing or
          Name                     Date        Amended (#)        ($)            ($)             ($)           Amendment
          ----                     ----       -----------      ---------      ---------         -----         ------------
James A. Heisch                   5/07/97         40,000         $6.875        $ 7.625          $6.875             8.7
                                                 200,000         $6.875          8.750          $6.875             8.9
                                                  50,000         $6.875         10.875          $6.875             9.6


John N. Hendrick                  5/07/97         40,000         $6.875        $ 7.625          $6.875             8.7
                                                  25,000         $6.875         10.875          $6.875             9.6


Patricia S. Garfield
                                  5/07/97        100,000         $6.875        $ 7.750          $6.875             9.8


Carol A. Chludzinski              5/07/97         20,000         $6.875        $ 7.500          $6.875             8.4
                                                   3,000         $6.875         10.250          $6.875             8.8
                                                  37,000         $6.875          9.250          $6.875             8.9
                                                  80,000         $6.875         10.875          $6.875             9.6


All other executive
officers as a group (0
persons)                               --              0             --           --              --

James A. Heisch                   9/05/97         36,120         $4.813        $ 6.250          $4.813             7.9
                                                  40,000         $4.813          6.875          $4.813             8.3
                                                 200,000         $4.813          6.875          $4.813             8.6
                                                  50,000         $4.813          6.875          $4.813             9.3


Richard Brounstein                9/05/97         75,000         $4.813        $ 6.875          $4.813             9.7


John N. Hendrick                  9/05/97          2,790         $4.813        $ 6.250          $4.813             7.9
                                                  40,000         $4.813        $ 6.875          $4.813             8.3
                                                  25,000         $4.813        $ 6.875          $4.813             9.3


Patricia S. Garfield              9/05/97        100,000         $4.813        $ 6.875          $4.813             9.5


Carol A. Chludzinski              9/05/97         20,000         $4.813        $ 6.875          $4.813             8.1
                                                   3,000         $4.813        $ 6.875          $4.813             8.4
                                                  37,000         $4.813        $ 6.875          $4.813             8.6
                                                  80,000         $4.813        $ 6.875          $4.813             9.3


All other executive
officers as a group (0

                                                            22



                                                               Market
                                              Number of        Price          Exercise                         Length of
                                             Securities      of Stock at      Price at                          Original
                                             Underlying        Time of         Time of                        Option Term
                                               Options/       Repricing       Repricing          New          Remaining at
                                                 SARs             or             or           Exercise          Date of
                                              Repriced or      Amendment      Amendment         Price         Repricing or
          Name                     Date        Amended (#)        ($)            ($)             ($)           Amendment
          ----                     ----       -----------      ---------      ---------         -----         ------------
persons)                               --              0             --           --              --


                          COMPENSATION COMMITTEE REPORT

       THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF
             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

Compensation Philosophy. The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting revenue and profitability targets.

Compensation for the Company's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

Cash-based Compensation. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers. This base salary plan is based on industry and peer group surveys and performance judgments as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company. A variety of factors, both individual and corporate, were considered in evaluating the performance of the Company's executive officers.

Stock Option Awards for 1998. The Company's 1992 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. Consistent with this philosophy, the Committee granted stock options to each of the Company's executive officers, the amounts of such stock option awards being based upon attainment of a combination of corporate and individual performance objectives. The name of the executive officer, the number of options and the exercise price for each such grant is set forth in this Proxy Statement under Option Grants In Fiscal Year Ended December 31, 1998.

Severance Agreements. In October, 1998, the Compensation Committee determined that it was in the best interests of the Company to enter into severance agreements with four executive officers of the Company. The severance agreements expired April 1, 1999. The severance agreements are described in this Proxy Statement under Certain Relationships and Related Transactions.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.


Respectfully submitted,
Robert Erra and Michael H. Spindler


                             STOCK PERFORMANCE GRAPH

         The Stock Performance Graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

         The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq U.S. Stock Market Index, and an index based on companies in a peer group (Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks). The graph assumes the investment of $100 on June 21, 1995, the date of the Company's initial public offering and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. The performance shown is not necessarily indicative of future performance.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURNS*
    AMONG VIDAMED, INC., THE NASDAQ STOCK MARKET US-INDEX AND THE PEER GROUP

--------------------------------------------------------------------------------
                  06/21/95          12/95        12/96       12/97       12/98
--------------------------------------------------------------------------------
Vidamed Inc.        100              143          194         66           42
--------------------------------------------------------------------------------
Nasdaq U.S.         100              113          139         171         241
--------------------------------------------------------------------------------
Peer Group          100              125          117         134         152
--------------------------------------------------------------------------------


*        $100 INVESTED ON 6/21/95 IN STOCK OR INDEX
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING DECEMBER 31.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 1994, the Company entered into a cross license agreement with Rita Medical Systems, Inc. ("RITA"), formerly known as ZoMed International, Inc., a corporation formed to develop a system for treating certain cancers. Stuart D. Edwards, one of the Company's founders, was one of the co-founders of RITA. Mr. Edwards is a member of RITA's Board of Directors and, until September 2, 1998, was also a member of the Company's Board of Directors.

The cross license grants RITA a worldwide, exclusive, royalty-bearing license to use VidaMed technology in applications for the diagnosis and treatment of cancer and grants VidaMed a worldwide, exclusive, royalty-free license to use RITA technology in applications for the treatment of urological disorders other than cancer. The cross license between VidaMed and RITA allows both companies to develop products for treatment of prostate cancer and cancers of the lower urinary tract. For purposes of the cross license, VidaMed technology and RITA technology consist of technology developed prior to the earlier of (i) a merger, reorganization or sale of substantially all of the assets of VidaMed or RITA or
(ii) December 31,

1999, and with respect to applications for prostate and lower urinary tract cancers, technology existing at the date of the cross license.

As consideration for the cross license, RITA issued VidaMed 1,800,000 shares of RITA common stock. RITA will also pay royalties to VidaMed based on a percentage of net sales of products incorporating VidaMed technology, subject to an aggregate maximum of $500,000. However, in the event that VidaMed introduces a product for treatment of cancer of the prostate or lower urinary tract, no royalties will be payable on any such product introduced by RITA. The cross license and related transactions involving the organization of RITA were approved by a majority of the disinterested stockholders of VidaMed as required by applicable law.

In January 1996, John N. Hendrick exercised options to purchase 34,492 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $93,128.40 bearing interest at the rate of 7.96% per annum. The principal and accrued interest are due on February 1, 2000, but are immediately due and payable in the event of termination of Mr. Hendrick's employment with the Company.

In March 1995, James A. Heisch exercised options to purchase 37, 778 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $72,000 bearing interest at the rate of 7.96%. The principal and the accrued interest are due on the second anniversary of the Transition Date.

Mr. Heisch resigned as President and Chief Executive Officer of the Company and as a member of the Company's Board of Directors on April 6, 1998 (the "Transition Date"). Pursuant to a consulting agreement and mutual release, Mr. Heisch is serving as a consultant to the Company for a period of up to two years from the Transition Date, during which period, the Company is paying Mr. Heisch for his consulting services the monthly base salary that he was receiving on the Transition Date. In addition, Mr. Heisch received $230,000 in severance compensation during calendar year 1998. From April 6,1999 through April 6, 2000 Mr. Heisch shall be eligible to receive up to an additional $230,000.The consulting agreement and mutual release also provide that Mr. Heisch will continue to vest in any stock options that he held on the Transition Date and in any shares of the Company's Common Stock that, on the Transition Date, were subject to the Company's right to repurchase.

David J. Illingworth joined the Company as President and Chief Executive Officer in April 1998. Upon commencement of Mr. Illingworth's employment as President and Chief Executive Officer, the Company provided Mr. Illingworth a loan in the amount of $250,000. In consideration of the loan, Mr. Illingworth executed a promissory note in favor of the Company, bearing interest at a rate of 5.39% per annum. The principal and the accrued interest are due on October 31, 2000. Fifty percent of the principal and the accrued interest was forgiven immediately upon commencement of his employment as President and Chief Executive Officer. Assuming that he does not voluntarily resign his position with the Company, another 25% of the principal and the accrued interest will be forgiven upon the first anniversary of his commencement date and the remaining 25% of the principal and the accrued interest will be forgiven upon the second anniversary of his commencement date. In the event the Company undergoes a change in control prior to April 6, 2000, the loan will be forgiven.

Randy D. Lindholm joined the Company as Executive Vice President for World Wide Sales and Marketing in July 1998. Upon commencement of Mr. Lindholm's employment as Executive Vice President for World Wide Sales and Marketing, the Company provided Mr. Lindholm an interest-free loan in the amount of $200,000. In consideration of the loan, Mr. Lindholm executed a promissory note in favor of the Company. The principal is due on September 15, 2003; provided, however, that in the event the Company undergoes a change in control prior to September 15, 2003, the loan will be forgiven.

Carol A. Chludzinski resigned her position as Vice President, North American Sales on January 18, 1999. Pursuant to a severance agreement and mutual release, the Company compensated Ms. Chludzinski

$105,000 in a combination of 44,000 shares of the Company's Common Stock valued at $89,875 and a cash payment for the difference.

In October 1998, the Company entered into severance agreements with Messrs. Illingworth, Brounstein, Lindholm and Hendrick, that have expired by their terms on April 1, 1999. The Board of Directors believes that it is in the best interests of the Company to enter into new severance agreements with five of the Company's executive officers, specifically Messrs. Illingworth, Brounstein, Lindholm and Hendrick and Ms. Robin Bush. The Board of Directors has approved the form of a new severance agreement and has authorized the execution of the new agreement with each of these individuals. The Company's obligation under the new agreement is triggered only by a future change in control (as that term is defined in the agreement) and requires the Company, upon any change in control of the Company, to compensate each of these executive officers (if such executive officer elects to terminate his or her employment due to the change in control) an amount equal to such executive's annual base salary and accrued but unused vacation pay, together with any reimbursement due for expenses incurred through such executive's termination date.

Patricia Garfield was Vice President of Marketing of the Company through July, 1998 and was concurrently serving as President of HealthCare Recruiters International of the Bay Area, a health care executive search firm. While affiliated with VidaMed, Ms. Garfield did not participate in the day-to-day operations of HealthCare Recruiters International. However, during 1998, the Company paid fees aggregating $115,450 to Healthcare Recruiters International for executive searches. Pursuant to a consulting agreement and mutual release, Ms. Garfield is serving as a consultant to the Company for a period of 16 months, during which period, Ms. Garfield will continue to vest in any stock options that she held on July 31, 1998.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities  laws of the United States,  the Company's  directors,  its executive  officers,  and any  persons  holding  more  than ten  percent  of the
Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file required reports by these dates during the fiscal year ended December 31, 1998. To the best of the Company's knowledge, all of these filing requirements have been satisfied, except that Messrs. Illingworth and Scibelli did not timely file their initial statements of beneficial ownership of securities on Form 3. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any holders of ten percent or more of the Company's Common Stock, and copies of the reports that they filed with the SEC.


                                  OTHER MATTERS

The management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the appointees named on the accompanying proxy card will vote such shares in accordance with their judgment on such matters. Discretionary authority to vote on such matters is conferred by such proxies on the persons appointed and voting them.


                           INCORPORATION BY REFERENCE

The SEC allows the Company to incorporate by reference the information it files with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement and later information that this Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on March 30, 1999, its Form 10-K/A for the year ended December 31, 1998 filed with the SEC on March 31, 1999, the Annual Report To Stockholders mailed to stockholders receiving this Proxy Statement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.


THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL
STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO MR. RICHARD BROUNSTEIN, CHIEF FINANCIAL OFFICER OF VIDAMED, INC., 46107 LANDING PARKWAY, FREMONT, CALIFORNIA 94538.


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                        /s/ David J. Illingworth
                                                            David J. Illingworth
                                           President and Chief Executive Officer
                                                           Dated: April 30, 1999

                                      PROXY
                                  VIDAMED, INC.
                       1999 Annual Meeting of Stockholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of VidaMed, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1999, and hereby appoints Richard D. Brounstein and William J.P. Weiland or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of VidaMed, Inc., to be held June 3, 1999 at 10:00 a.m., local time, at the Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035 and any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   Approval of Amendment to the Restated Certificate of Incorporation

                          q FOR   q AGAINST   q ABSTAIN

2.   Election of Directors:

q FOR all the nominees listed below (except as indicated).
q WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

              Franklin D. Brown, Robert Erra, David J. Illingworth,
                        Wayne I. Roe, Michael H. Spindler

3. Proposal to approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of Common Stock reserved for issuance thereunder by 200,000 shares to a new total of 600,000 shares.

                          q FOR   q AGAINST   q ABSTAIN

                                    (Continued and to be signed on reverse side)

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


(Continued from other side)


4. Proposal to approve an amendment to the 1992 Stock Plan to increase the number of Common Stock reserved for issuance thereunder by 1,200,000 shares to a new total of 5,500,000 shares.

                          q FOR   q AGAINST   q ABSTAIN

5. Proposal to approve an amendment to the 1995 Director Option Plan to eliminate the vesting provisions and to vest immediately any future options granted pursuant to the plan.

                          q FOR   q AGAINST   q ABSTAIN

6. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 1999.

                          q FOR   q AGAINST   q ABSTAIN

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the amendment of the Company's Restated Certificate of Incorporation; (2) for the election of Directors; (3) for the amendment of the Company's 1995 Employee Stock Purchase Plan; (4) for the amendment of the Company's 1992 Stock Plan; (5) for the amendment of the Company's 1995 Director Option Plan; (6) for ratification of the appointment of Ernst & Young LLP as independent auditors, and as the proxy holders deem advisable on such other matters as may come before the meeting.


                                       Dated ______________, 1999

                                       Signature: ______________________________

                                       Signature: ______________________________

         NOTE: (This proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED
OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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